Exhibit 10.93


                            WHOLE LOAN SALE AGREEMENT

This WHOLE LOAN SALE AGREEMENT made as of this 24 day of February, 1999, by and between E-Loan, Inc, a California corporation, having its principal place of business at 5875 Arnold Road Dublin, CA 94568 ("Seller") and Principal Residential Mortgage, Inc., an Iowa corporation with its principal place of business in Des Moines, Iowa ("Principal Residential").


                                R E C I T A L S :
                                 - - - - - - - -


WHEREAS, Seller is engaged in the business of originating residential first mortgage loans.

WHEREAS, Seller desires to sell such loans from time-to-time to Principal Residential and Principal Residential, as part of its mortgage banking business, is willing to purchase such loans from Seller, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual promises contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Seller and Principal Residential agree as follows:

1. DEFINITIONS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

       1.1. AGREEMENT: This Whole Loan Sale Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

       1.2. APPRAISED VALUE: With respect to any Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of the origination of such Loan or the sale price of such Mortgaged Property if the proceeds of such Loan were used to purchase such Mortgaged Property, whichever is less.

       1.3.   ARM LOAN: An adjustable rate mortgage loan.

       1.4. ASSIGNMENT OF MORTGAGE: An assignment of a Mortgage, notice of transfer, or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to evidence the sale of the Loan to the assignee named therein.

       1.5. COMMITMENT: A binding agreement between Seller and Principal Residential, as described in paragraph 5 hereof, for the sale and purchase of specifically identified Loans.

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                                                                   Exhibit 10.93


       1.6.   CONVENTIONAL LOAN: Any Loan meeting the requirements of paragraph
              3.1 hereof.

       1.7.   DELIVERY DATE: As defined in paragraph 12.

       1.8.   FHA: Federal Housing Administration.

       1.9. FHLMC: The Federal Home Loan Mortgage Corporation or any successor.

       1.10.  FNMA: The Federal National Mortgage Association or any successor.

       1.11. FUNDING DATE: With respect to any Loan(s) as to which a Commitment has been entered into, the date on which ownership thereof is transferred to Principal Residential and the Purchase Price is paid to Seller.

       1.12.  GNMA: Government National Mortgage Association or any successor.

       1.13.  GOVERNMENT LOAN: Any Loan meeting the requirements of Paragraph
              3.2 hereof.

       1.14.  HUD: United States Department of Housing and Urban Development.

       1.15. LOAN: Any residential first mortgage loan that is subject to the terms of this Agreement, including the servicing rights to such Loan. Collectively such mortgage loans are referred to as Loans.

       1.16. LOAN-TO-VALUE RATIO: With respect to any Loan, the original principal balance of such Loan divided by the Appraised Value of such Loan.

       1.17. MONTHLY PAYMENT: The scheduled monthly payment of principal and interest on a Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

       1.18. MORTGAGE: The mortgage, mortgage deed, deed of trust, or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple (or, under limited circumstances and subject to certain conditions set forth in the Principal Seller' Guide, a leasehold estate) in real property securing a Mortgage Note, including any assumption agreements, riders or modifications relating thereto.

       1.19. MORTGAGE INTEREST RATE: As to each Loan, the annual rate set forth in the Mortgage Note at which interest accrues on such Loan, net of the premium payable with respect to the Private Mortgage Insurance Policy applicable to such Loan, if any, as set forth in the Commitment relating thereto.

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                                                                   Exhibit 10.93


       1.20. MORTGAGE NOTE: As to each Loan, the note or other evidence of the indebtedness of the Mortgagor thereunder, which Note is secured by a Mortgage.

       1.21. MORTGAGED PROPERTY: The property securing a Mortgage Note pursuant to the related Mortgage.

       1.22.  MORTGAGOR: The obligor on a Mortgage Note.

       1.23. PAR: Shall mean, with reference to pricing of a Loan -for purposes of repurchase by Seller under paragraph 19, the Unpaid Principal Balance of a Loan.

       1.24. PRIVATE MORTGAGE INSURANCE POLICY: The policy of private mortgage guaranty insurance (including all endorsements thereto) issued with respect to a Loan, if any, or any replacement policy.

       1.25. PRIVATE MORTGAGE INSURER: The named insurer under any Private Mortgage Insurance Policy.

       1.26. PRINCIPAL SELLER' GUIDE: The manual referred to in paragraph 4 which is provided to Seller and which sets forth additional requirements regarding the Loans and Principal Residential's purchase thereof.

       1.27. PURCHASE PRICE: For any Loan, the Purchase Price shall be expressed as a percentage of the Unpaid Principal Balance of such Loan.

       1.28. UNPAID PRINCIPAL BALANCE: As to each Loan as of any date of determination, the outstanding principal balance of such Loan as of that date.

       1.29. VA: The United States Department of Veterans Affairs (formerly known as the Veterans' Administration).

2. SALE AND PURCHASE OF LOANS. During the term of this Agreement, Seller shall offer to sell Loans to Principal Residential and Principal Residential may agree to purchase said Loans from Seller, in accordance with the terms and subject to the conditions of this Agreement (including the applicable Commitment and the Principal Seller' Guide) and in reliance upon the representations and warranties set forth herein. In particular, this Agreement shall apply to the following designated categories of Loans:

       (INSTRUCTION: Check and - initial each category of Loans covered by this Agreement.)

       _X_ Conventional Loans. Seller: __________________ Principal Residential:
       _______________________

       _NA_ Government Loans. Seller: _NA_ Principal Residential: _NA_

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                                                                   Exhibit 10.93


3.     LOAN REQUIREMENTS.

       3.1. Conventional Loans. Each of the Conventional Loans offered by Seller pursuant to this Agreement shall satisfy and conform to each of the following requirements (in addition to all other applicable requirements set forth in this Agreement):

              a. Each Loan shall be closed and fully secured by a Mortgage on a structure which is a one-to-four family, owner occupied primary dwelling unit and must be eligible for inclusion in FNMA pools of mortgage-backed securities. Loans for purposes of constructing properties will not be accepted. HUD/FHA, VA and Farmers Home Administration loans will not be accepted under this Conventional Loan Category.

              b. Each Loan shall bear interest as specified in the Commitment. Each Loan shall also comply with all requirements of the applicable loan program, which programs are described in the Principal Seller Guide and subject to change or withdrawal at the sole discretion of Principal Residential.

              c. Each Loan shall be originated by Seller, not by a correspondent of Seller or by any other person or entity. For purposes of this subparagraph 3.1.c, the word "originated" shall include all of the following steps: (i) Seller obtaining a loan application from a borrower; (ii) Seller doing all of the processing of the Loan package; and
                     (iii) the Loan being closed in the name of Seller.

              d. Each Loan purchased will have an Unpaid Principal Balance as of the Funding Date in an amount which falls within the minimum and maximum (if any) loan amount specified for the applicable loan program or category in the Principal Seller' Guide, as amended from time to time.

              e.     Loans on mobile homes are not acceptable for purchase.

              f. Each Loan must satisfy the standard underwriting requirements of Principal Residential and is subject to underwriting and written approval by Principal Residential prior to Seller's closing the Loan with the borrower. Seller shall be responsible for the proper closing of each Loan. Seller shall be charged and agrees to pay the fee charged, by Principal Residential for any underwriting services provided by Principal Residential hereunder.

              g. Appraisers and the prudent appraisal practices which "they must follow shall be in compliance with FNMA guidelines as specified in the FNMA Seller' Guide. Seller warrants that said appraisers meet


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                                                                   Exhibit 10.93


                     such guidelines as well as all required federal, state and other applicable licensing laws.

              h. A Private Mortgage Insurance Policy will be required on all Loans having greater than an 80% Loan-to-Value Ratio and from time to time on certain other Loans as determined in Principal Residential's sole discretion. Acceptable Private Mortgage Insurers are set forth in the Principal Seller Guide.

              i. Where the Mortgaged Property for any Loan is community property, such a Loan will be eligible for purchase hereunder if, and only if, the husband and wife have, as Mortgagors, each mortgaged their respective undivided interest in said Mortgaged Property.

       3.2. Government Loans. Each of the Government Loans offered by Seller pursuant to this Agreement shall satisfy and conform to each of the following requirements (in addition to all other applicable requirements set forth in this Agreement):

              a. Each Loan shall be closed and fully secured by a Mortgage insured by HUD/FHA under the appropriate section(s) of the National Housing Act as specified in the Principal Seller' Guide from time to time or guaranteed by the VA. Each such Loan must be eligible for inclusion in pools of mortgage-backed securities fully guaranteed by GNMA. No HUD/FHA Co-Insurance loans will be purchased. Loans for purposes of constructing properties will not b6 accepted. Loans with respect to which the Mortgagor has or will obtain supplemental financing or other financial assistance from the seller of the Mortgaged Property will not be eligible for purchase without specific prior written approval from Principal Residential. HUD/FHA and VA temporary buydowns are acceptable for purchase.

              b. Each Loan shall bear interest as specified in the Commitment and shall be identified as to type: either HUD/FHA (including reference to applicable section of the National Housing Act) or VA.

              c. Each Loan shall be originated by Seller, not by a correspondent of Seller or by any other person or entity. For purposes of this subparagraph 3.2.c, the word "originated" shall include all of the following steps: (a) Seller obtaining a loan application from a borrower, (b) Seller doing all of the processing of the Loan package; (c) Seller underwriting the application and Loan package for Loan approval; and (d) the Loan being closed in the name of Seller.

              d. Each Loan purchased will have an Unpaid Principal Balance as of the Funding Date in an amount which falls within the minimum and


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                                                                   Exhibit 10.93


                     maximum (if any) loan amount specified for the applicable loan program or category in the Principal Seller' Guide, as amended from time to time.

              e. Loans on condominiums are not acceptable for purchase unless insured by FHA under Section 234c of the National Housing Act and in a HUD/FHA approved condominium project.

              f. VA Loans must have a combined loan guaranty and/or cash down payment equal to 25 percent coverage and be acceptable for GNMA pools. Seller shall be responsible for the proper closing of each Loan.

              g.     Loans for mobile homes are not acceptable for purchase.

4. PRINCIPAL SELLER GUIDE. Each Loan must comply with all applicable provisions of the Principal Seller' Guide as it now exists and as it may from time to time be amended at Principal's sole discretion, which provisions are incorporated herein and made a part of this Agreement by this reference thereto. Seller acknowledges receipt of a copy of the Principal Seller' Guide. It is acknowledged and agreed that the provisions of the Principal Seller' Guide and this Agreement are intended to be given equal weight in their application to any Loan purchase transaction entered into pursuant to this Agreement. Notwithstanding the foregoing, in the event of an irreconcilable conflict between the provisions of this Agreement and the Principal Seller' Guide, the provisions of this Agreement shall be deemed controlling, provided, however, that all reasonable effort will be made to apply and interpret the provisions of such documents in such manner as to avoid conflict between the same.

5. COMMITMENT AND PRICING AT ANY TIME DURING THE TERM OF THIS AGREEMENT, THE PARTIES MAY ENTER INTO AN ORAL COMMITMENT FOR THE SALE AND PURCHASE OF SPECIFICALLY IDENTIFIED LOANS. As part of such Commitment, the parties will agree to a Purchase Price and certain other material terms applicable to the Loan(s) to be sold thereunder. The Purchase Price shall apply only to Loans bearing the specified rate of interest and complying with the other terms as set forth in the Commitment and this Agreement. The Commitment is binding between Seller and Principal Residential and, provided that such Loan(s) are in fact closed (as between the Seller as lender and the respective borrowers), shall constitute and require a mandatory delivery by Seller to Principal Residential of the specific Loans covered thereby.

6. CONFIRMATION OF COMMITMENT. On or prior to the first Monday (if said Monday is a holiday, then the first business day thereafter) following the date on which the parties make an oral Commitment for the sale and purchase of said Loan or Loans, Principal Residential shall send Seller a written confirmation setting forth the material terms of the oral Commitment and incorporating this Agreement by reference. The confirmation shall conform substantially to the confirmation form

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                                                                   Exhibit 10.93


       examples included as a part of the Principal Seller' Guide. Should the written confirmation sent by Principal Residential contain any terms which Seller believes are in error, based upon the oral Commitment pertaining thereto, Seller shall immediately (but in no event later than two days after its receipt of such written confirmation) contact Principal Residential relative thereto. Any agreed upon correction shall be set forth in a corrected confirmation from Principal Residential which shall set forth the material terms, as corrected, of the oral Commitment and shall supersede the initial confirmation as to such corrected terms. Should Seller and Principal Residential fail to agree as to any alleged discrepancies in the initial confirmation as raised by Seller, Principal Residential may, at its option, treat the Commitment as having been breached by Seller and shall be under no option to proceed with the purchase of such Loan(s). The failure of Seller to advise Principal Residential of any alleged errors or discrepancies in the initial confirmation within two days following its receipt thereof (or within one day of its receipt of any corrected confirmation) shall constitute Sellers acceptance of all of the terms set forth in such confirmation and its agreement to sell the specifically identified Loans on the terms set forth therein.

7. ESCROW ACCOUNT. Unless otherwise agreed to by Principal Residential, tax and insurance escrows will be required for all Loans purchased pursuant to this Agreement. For any Loan as to which the escrow requirement is waived by Principal Residential, the Purchase Price shall be subject to downward adjustment as determined in the sole discretion of Principal Residential.

8. PROPERTY TAX PAYMENTS. For any Loan which is subject to this Agreement, it shall be Seller's responsibility to see that property taxes which are due and payable prior to the Delivery Date are paid in full. Seller shall prepare and forward to Principal Residential a list showing the next tax payment due dates for each Loan. Tax receipts are to be promptly forwarded by Seller upon receipt to Principal Residential. All new bills received shall be promptly forwarded by Seller to Principal Residential to permit the payment thereof prior to the applicable penalty date.

9. HAZARD INSURANCE PAYMENTS. It shall be Seller's responsibility to see that all hazard insurance premiums for the Loans which are due and payable prior to the Delivery Date are paid in full. Any future bills will be promptly forwarded to Principal Residential.

10. NO "CREDIT LIFE". The monthly escrow deposit for any Loan purchased hereunder will not include any amounts collected to pay premiums for disability, accident and health, credit life, or other term insurance for the borrowers. Seller shall see that any such insurance is either terminated or that arrangements are made so that the borrowers pay directly to the insurer any such insurance premiums becoming due and payable on or after the Delivery Date, thereby insuring that Principal Residential shall have no responsibility for any such insurance or premium payments. Seller agrees to indemnify and hold Principal Residential


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                                                                   Exhibit 10.93


       and any subsequent assignee harmless from and against any loss or damage, including attorney fees and costs, resulting from any action alleging coverage under any such insurance.

11. LOCATION OF MORTGAGED PROPERTIES/SPECIAL CONDITIONS. For a Loan to be eligible for purchase under this Agreement, the related Mortgaged Property for such Loan must be located in the areas as specified on Exhibit A (attached hereto). Any special conditions or requirements relating to the location of the Mortgaged Property or otherwise applicable to the Loans offered by Seller pursuant to this Agreement shall be set forth on the aforementioned Exhibit A and are hereby agreed to by Seller and Principal Residential.

12. DELIVERY DATE. The Delivery Date for any particular Loan shall be the date on which the applicable Schedule 11 loan documents as specified in the Principal Seller' Guide are received by Principal Residential prior to funding. All normal activity (receipts and disbursements) for the Loan will continue up to the Delivery Date. As of the Delivery Date the accounting records for the Loans to be purchased will be "frozen" with no further activity to be posted to the accounts as of the Delivery Date.

13. SERVICING. All Loans covered by this Agreement will be sold with servicing released to Principal Residential.

14. LITIGATION AND BANKRUPTCY STATUS OF LOANS. No Loan will be the subject of any foreclosure action or be directly or indirectly involved in pending or threatened litigation (including but not limited to arbitration or governmental investigations, claims or proceedings of any nature) or be subject to a claim for attorneys' fees or other expenses in connection therewith, nor shall any Loan or the borrowers thereunder be directly or indirectly involved in bankruptcy or receivership proceedings, Whether voluntary or involuntary and whether or not commenced or threatened.

15. DELINQUENT PAYMENTS. As of the Delivery Date, no Loan will have past due payments of any kind or nature. Seller may not advance funds to bring any Loan current.

16. COLLECTING AND FORWARDING PAYMENTS. Seller shall promptly forward to Principal Residential any Monthly Payments for any Loan purchased hereunder (and/or correspondence) received by Seller on or after the Delivery Date.

17.    DOCUMENTATION AND DOCUMENTATION DELIVERY ASSURANCE.

       17.1. Seller will provide all Loan documents as required under the Principal Seller' Guide for each Loan to be purchased by Principal Residential. All such documents shall be subject to approval by Principal Residential. Such documents will be identified on schedules attached to and made a part of the Principal Seller' Guide. The general categories of such Loan documents are as follows: (a) Schedule I - documents required for


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                                                                   Exhibit 10.93


              underwriting; (b) Schedule 11 - documents needed prior to funding; and (c) Schedule III - documents needed within a specified period after the funding date. It is understood and agreed that time is of the essence under this Agreement.

       17.2. Seller will be responsible for all shipping charges and/or fees incurred in delivering such documents to Principal Residential. Seller hereby agrees to work diligently to timely deliver to Principal Residential all of the Loan documents specified on
              Schedule 1, Schedule 11 and Schedule III within the applicable time period specified in the Principal Seller Guide, along with any additional information and/or documentation which Principal Residential's examination of those items indicates may be reasonably necessary. If all of the applicable Schedule I and II documentation for any Loan is not received by Principal Residential within the time period specified in the Principal Seller Guide for delivery of such documents, then (a) Principal Residential shall not be obligated to purchase said Loan(s) and
              (b) Principal Residential, in its sole discretion, may notify Seller of its election not to purchase any other Loans under this Agreement (whether or not there are outstanding Commitments) and upon giving such notice, Principal Residential shall have no further obligations hereunder. If all of the applicable Schedule III documentation for any Loan(s) is not received by Principal Residential Within the time period specified in the Principal Seller' Guide for delivery of such documents, Principal Residential, in its sole discretion, may: (1) require Seller to repurchase such Loan at the price specified in paragraph 19; (2) give notice to Seller of its election not to purchase any other Loan(s) under this Agreement (whether or not there are any outstanding Commitments) and after such notice, Principal Residential shall be relieved of all further obligations hereunder; and/or (3) charge Seller and Seller shall pay Principal Residential $50.00 per month for each Loan with respect to which Seller fails to timely deliver such documentation. Such charge, at the sole discretion of' Principal Residential, shall be deducted from future fundings or collected directly from Seller, in which case Seller shall be obligated to pay Principal Residential such amount within five business days after receiving a request for direct payment.

18. CORPORATE APPROVAL. Seller and Principal Residential will each provide certificates of incumbency indicating that the persons executing this Agreement are authorized to act on behalf of Seller and Principal Residential, respectively. Seller will provide documentation evidencing the authority of the person(s) endorsing the Mortgage Notes and/or signing the Assignments of Mortgage with respect to any Loans purchased by Principal Residential pursuant to this Agreement.

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                                                                   Exhibit 10.93


19.    REPURCHASE BY SELLER.

       19.1. With respect to any Loan purchased by Principal Residential hereunder, if: (a) any document provided in connection therewith is found by Principal Residential to be inaccurate or defective in any material respect, (b) Seller fails to timely deliver any documents required by this Agreement, (c) any representation, Warranty or certification made by Seller hereunder shall be inaccurate in any material respect, (d) such Loan shall be found to have not met the requirements of this Agreement or (e) with respect to Government Loans only, a borrower shall fail to pay each of the first three monthly payments within the month each such payment is due and a decision to foreclose such Loan is made by Principal Residential within one year of the due date of the first principal and interest payment on such Loan as a result of any default by borrower, then Principal Residential may give Seller notice setting forth the nature of the defect or inaccuracy, and Seller shall promptly notify Principal Residential in writing of its election to either (i) cure such defect or inaccuracy within 30 days of Sellers receipt of such notice from Principal Residential, if curable, or (ii) repurchase any affected Loan, whether or not it has been included in a FNMA or FHLMC pool or, in the case of Government Loans, a GNMA pool, within 15 days of Sellers receipt of such notice from Principal Residential, with servicing released to Seller. If Seller shall fail to cure any such defect or inaccuracy to the satisfaction of Principal Residential within such 30 day period, then Seller shall repurchase the related Loan within 15 days thereafter, with servicing released to Seller. The repurchase price for any such Loan shall be an amount equal to the greater of PAR or the Purchase Price paid by Principal Residential for the Loan, together with any funds paid for release of servicing rights. Seller shall not have the right to advance funds for or on behalf of a borrower for any delinquent payment or to otherwise make funds available to any borrower to avoid or cure a default by the borrower with respect to any Loan covered by this Agreement. The repurchase price shall be reduced by the amount of the individual escrow balances as of the repurchase date for any Loans being repurchased by Seller, which escrow balances will not be transferred to Seller but instead will be retained by Principal Residential.

       19.2. In addition to the repurchase price specified in paragraph 19.1 above, Seller shall pay Principal Residential: (a) accrued interest on every Loan repurchased in an amount equal to the amount of interest which Principal Residential is required to remit to the investor from which Principal Residential must repurchase said Loan or, in the event that said Loan has not been sold to an investor at the time of repurchase by Seller, accrued interest through the date of said repurchase, plus (b) any unreimbursed servicing advances made by Principal Residential on such Loan along with any other expenses incurred by Principal Residential in connection with said repurchase.

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                                                                   Exhibit 10.93


       19.3. Payment of all recording fees and costs related to the repurchase of a Loan shall be the responsibility of Seller.

       19.4. In the event that Seller sells Principal Residential a Loan for which the Mortgage Property is community property, with such Mortgage being a lien on only an undivided interest on said community property, Seller, at Principal Residential's option, shall be required to repurchase said Loan.

20. TAX PAYING SERVICE. Seller shall be responsible for payment on the Funding Date of the cost of the tax paying service for the Loan(s). In accordance with the settlement procedure set forth in paragraph 22 hereof, Principal Residential will deduct the fee for such taxpaying service from the Purchase Price for the Loans which it is purchasing,

21. COMMISSIONS AND FEES. Principal Residential will not be liable for any commissions or fees in connection with the purchase of any Loans hereunder. Seller will be responsible for recording the Assignments of Mortgage and for payment of all recording fees in connection therewith.

22. FUNDING. The net amount of the settlement on the Funding Date for a Loan purchased hereunder shall be a sum computed as follows:

              a. The product of the Purchase Price times the Unpaid Principal Balance of the Loan as of the Funding Date;

              b. Plus accrued interest on the Loan, calculated as follows: the Unpaid Principal Balance as of the Funding Date times the Mortgage Interest Rate, for the actual number of days from the last paid monthly installment date (or from the date of closing of such Loan if no monthly installments have yet come due) to the funding date, using a 365-day basis;

              c. Plus any servicing released premium that may be due Seller for the Loan as determined pursuant to the Servicing Released Premium Schedule issued by Principal Residential from time to time;

              d. Reduced by the total amount of the individual escrow balances held by Seller with respect to such Loan as of the Funding Date; and

              e. Reduced by the fee for the tax paying service and any other fees designated by Principal Residential to be paid by Seller pursuant to this Agreement.

              Upon satisfaction of all conditions and requirements for the purchase of a Loan hereunder, the net settlement amount, as calculated above, shall be paid by Principal Residential to Seiler by wire transfer of immediately available funds to such bank account as Seller shall from time to time direct.

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                                                                   Exhibit 10.93


23. REMEDIES-, ATTORNEYS' FEES. Should either party breach this Agreement, the other party shall be entitled to pursue all remedies, legal and equitable, including seeking money damages attributable to the breach, and if available, specific performance. Such remedies are in addition to, and not in limitation of, the rights and remedies granted under this Agreement. The prevailing party shall be entitled to recover reasonable attorneys fees and costs from the other party.

24. REPRESENTATIONS AND WARRANTIES OF PRINCIPAL RESIDENTIAL. Principal Residential represents and warrants to Seller that as of the date hereof:

       24.1. Principal Residential is an Iowa corporation, duly organized, validly existing and in good standing under the laws of the state of Iowa.

       24.2. Principal Residential has the power and authority to carry on its business as and where it is now conducted, and to perform its undertakings as set forth in this Agreement.

       24.3. The person(s) executing and delivering this Agreement on behalf of Principal Residential has (have) been authorized to do so by its Board of Directors. This Agreement is a valid and binding obligation of Principal Residential, enforceable in accordance with its terms, except as limited by bankruptcy, reorganization and insolvency laws, and by other laws and equitable doctrines affecting creditors' rights generally.

       24.4. Neither the execution and delivery of this Agreement nor compliance with this Agreement will violate any statute, regulation, decree, order or judgment of any governmental authority or court, or conflict with or result in a breach of any material agreement or instrument to which Principal Residential is a party or by which it is bound, or constitute a default under any such agreement or instrument.

       24.5. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or, to the knowledge of Principal Residential, threatened against it which might materially adversely affect the ability of Principal Residential to perform its obligations under this Agreement. In addition, Principal Residential holds all material licenses, certificates, and permits from all governmental authorities necessary to enable it to conduct its business.

25.    REPRESENTATIONS AND WARRANTIES OF SELLER.

       25.1. Seller represents and warrants to Principal Residential that as of the date hereof:

              a. Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

                                                                   Exhibit 10.93


              b. Seller has the corporate power and authority to carry on its business as and where it is now conducted, and to perform its undertakings as set forth herein.

              c. The person(s) executing and delivering this Agreement on behalf of Seller has (have) been authorized to do so by its Board of Directors. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms except as limited by bankruptcy, reorganization and insolvency laws and by other laws and equitable doctrines affecting creditor's rights generally.

              d. Neither the execution and delivery of this Agreement nor compliance with this Agreement will violate any statute, regulation, decree, order or judgment of any governmental authority or court, or conflict with or result in a breach of any material agreement or instrument to which Seller is a party or by which it is bound, or constitute a default under any such agreement or instrument.

              e. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or, to the knowledge of Seller, threatened against it which might materially adversely affect the ability of Seller to perform its obligations under this Agreement. In addition, Seller holds all material licenses, certificates, and permits from all governmental authorities necessary to enable Seller to conduct its business. Further, that Seller does not and will not employ any person or otherwise retain the services of a person or entity in connection with any Loan to be sold hereunder, who or which is under investigation by or has been prohibited from participating in transactions or doing business with any federal or state agency or quasi-governmental agency or enterprise which regularly buys or sells residential mortgage loans on the secondary market.

       25.2. Seller represents and warrants as to each Loan offered under this Agreement that as of the Funding Date for such Loan:

              a. the Mortgage and the Mortgage Note have been duly executed by the Mortgagor and each is the legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms. The Mortgage has been duly acknowledged and recorded, is valid, and the entire amount advanced is a first lien on the Mortgaged Property, subject only to (i) encumbrances, easements and restrictions of record noted in the Mortgagee Title Insurance Policy or, for Iowa loans (if any), as noted in the title opinion of counsel, and (ii) liens for real estate taxes not yet due and payable. The Mortgage and the Mortgage Note are not subject to any right of rescission, set-off, counterclaim or defense, including, without

                                                                   Exhibit 10.93



                     limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

              b. The full principal amount of the Loan has been advanced to the Mortgagor, either by payment direct to Mortgagor or by payment made on Mortgagor's request or approval; the Unpaid Principal Balance is as stated; all costs, fees and expenses incurred in making and closing the Loan and recording the Mortgage have been paid; no part of the Mortgaged Property has been released from the lien of the Mortgage; and the terms of the Loan have in no way been changed or modified, except as disclosed in writing to Principal Residential.

              c. With respect to each Conventional Loan, each such Loan is eligible for inclusion in a FNMA or FHLMC pool of mortgage backed securities. With respect to each Government Loan, each such Loan will be fully guaranteed by the VA or insured by HUD/FHA and eligible for inclusion in a GNMA pool of mortgage-backed securities.

              d. Seller is the sole owner of the Mortgage and has authority to sell, transfer, and assign the same on the terms set forth in this Agreement, and, except in connection with interim financing which will be paid in full on the Funding Date out of the proceeds of the sale of the Loan to Principal Residential, there has been no assignment or hypothecation of the Loans by Seller. The transfer to Principal Residential is free and clear of claims or encumbrances of any type. Seller will provide documentation acceptable to Principal Residential evidencing the release of any assignment or hypothecation. Seller agrees to do all acts necessary to perfect title to each Loan sold pursuant to this Agreement to Principal Residential.

              e. As to each Mortgage, there is a Mortgagee Title Insurance Policy acceptable to Principal Residential or, for loans on real property located in Iowa, if any, a title opinion of counsel acceptable to Principal Residential and based on an abstract of title which has been continued through the closing of the Loan and the recording of the Mortgage. In addition, for Conventional Loans located in Iowa, the title opinion of counsel shall be accompanied by a Certificate of Title" issued by the Iowa Housing Finance Authority.

              f.     The Mortgaged Property is located in the United States.

              g. Any and all requirements of federal, state or local law, rule or regulation applicable to such Loan have been complied with

                                                                   Exhibit 10.93

                     including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, and disclosure laws, and the Seller shall deliver to Principal Residential such evidence of compliance with all such requirements as Principal Residential may require from time to time. The sale of such Loan to Principal Residential will not cause the violation of any such laws. Without limiting the foregoing, Seller acknowledges and agrees that it is responsible for delivering to borrower all applicable Equal Credit Opportunity Act notices required in connection with the Loan.

              h. The Loans do not have any disability, accident and health, credit life, or other term insurance premium to be paid from their respective escrow account.

              i. With regard to any Conventional Loan on which a Private Mortgage Insurance Policy is required by FNMA, (i) the Private Mortgage Insurer has issued its Mortgage Insurance Certificate, (ii) any and all payments due on the mortgage insurance premium have been paid to the Private Mortgage Insurer, (iii) that nothing has been done or omitted, the effect of which act or omission would be to invalidate the contract of insurance with the Private Mortgage Insurer and
                     (iv) all Loans comply with the rules and regulation of the Private Mortgage Insurer. The Mortgagor is obligated to maintain such insurance by paying all premiums and charges in connection therewith.

              j. With regard to any HUD/FHA insured Government Loan, that the Federal Housing Commissioner has issued or will issue a Mortgage Insurance Certificate, that any payment due on the mortgage insurance premium has been paid to the Federal Housing Commissioner, and that nothing has been done or omitted, the effect of which act or omission would be to invalidate the contract of insurance with HUD/FHA and that all HUD/FHA Loans comply with the rules and regulations and other requirements of HUD/FHA, including, without limitation, the form of the loan documents used for the note and mortgage.

              k. With regard to any VA guaranteed Government Loan, that the VA has issued or will issue its Loan Guaranty Certificate of full guarantee, and that nothing has been done or omitted, the effect of which act or omissions would be to invalidate the guaranty by the VA, and that all fees due the VA, as may be applicable, have been paid to the VA, and that all such VA Loans comply with the rules and regulations and other requirements of the VA.

                                                                   Exhibit 10.93


              l. Pursuant to the terms of the Mortgage, all building or other improvements upon the Mortgaged Property are insured by an insurer acceptable to Principal Residential against loss by fire, hazards or extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of 100% of the replacement value of the improvements or the Unpaid Principal Balance of the Loan. Said fire, hazard or extended coverage policy must be issued by an insurer having a Best's Insurance Guide rating of B-VI or better. If, upon origination of the Loan, the Mortgaged Property was in an area identified by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect in an amount representing coverage which is at least equal to the lesser of (i) the minimum amount requirement, under the terms of coverage, to compensate for any damage or loss on a replacement costs basis (or for the Unpaid Principal Balance if replacement cost coverage is not available for the type of building insured); or (ii) the maximum insurance available under the applicable National Flood Insurance Administration program. Seller has completed and delivered to Principal Residential a Flood Insurance Certification and MSA and Census Tract Number form (in the format specified by the Principal Sellers' Guide) for each Loan sold hereunder.

              m. The form of the Mortgage Note and Mortgage (and any riders or supplements thereto) comply with all applicable state laws and do not omit any of the provisions appropriate to allow for the timely and practical realization of rights in the security under applicable state law. In the case of a Loan with a fixed interest rate, and except to the extent limited by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the Unpaid Principal Balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

              n. Seller is not aware of anything that would cause the value of the Mortgaged Property for any Loan to be significantly diminished; for example, without limitation, information about toxic substances or environmental hazards affecting the property. Without limiting the foregoing, Seller further represents that with respect to the Mortgaged Property for any Loan sold to Principal Residential hereunder, there are no toxic or hazardous substances stored or located on such Mortgaged Property or, to Seller's best knowledge, on any property adjacent to the Mortgaged Property, nor has any toxic or hazardous' substance been discharged from the Mortgaged Property or penetrated any surface or subsurface rivers or streams

                                                                   Exhibit 10.93


                     crossing or adjoining the Mortgaged Property or the water table or aquifer underlying the Mortgaged Property.

              o. Seller has not failed to disclose in writing to Principal Residential, prior to Principal Residential agreeing to purchase any such Loan, any material information known to Seller which would, if disclosed to Principal Residential, significantly diminish the value of the Loan to Principal Residential. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Mortgage.

              p. With respect to each Loan, Seller has obtained an appraisal of the Mortgaged Property made by a qualified and properly licensed/certified appraiser, who has no interest, direct or indirect, in the real estate or in any loan thereon, and who does not receive compensation which is affected by the approval or failure to approve the Loan.

              q. There are no pending proceedings for the total or partial condemnation of the Mortgaged Property, and such property is undamaged by waste, fire, windstorm, earthquake, flood or other casualty.

              r. Seller either: (1) is not a federally-insured institution or an affiliate or subsidiary of a federally-insured institution, or (2) is a federally-insured institution or an affiliate or subsidiary of a federally-insured institution and, if it is, then (a) the sale to Purchaser of the Mortgage Loans pursuant to this Agreement has been either (i) specifically approved by the Board of Directors of the Seller and such approval is reflected in the minutes of the meeting of such Board of Directors or (ii) approved by an officer of the Seller who was duly authorized by the Board of Directors to enter into such types of transactions and such authorization is reflected in the minutes of the Board of Directors' meetings, and (b) this Agreement constitutes the "Written agreement" governing the Seller's sale to Purchaser of the Mortgage Loans, and Seller shall continuously maintain all components of such "written agreement" as an official record of the Seller.

              s. The Loan was originated by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State banking authority or by a mortgagee approved by the Secretary of Housing

                                                                   Exhibit 10.93

                     and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

26. INDEMNIFICATION. In addition to any other remedies available to Principal Residential hereunder, Seller agrees to indemnify and hold Principal Residential and any subsequent assignee harmless from and against any and all claims, losses, damages, fines, penalties, forfeitures, legal fees, judgments, and any other costs, fees and expenses resulting from or relating to (a) a breach by Seller of any representation, warranty or obligation contained in or made pursuant to this Agreement, or any agreement between Seller and Principal Residential relating to this Agreement, or any failure to disclose any matter that makes such representation or warranty misleading or inaccurate, or any inaccuracy in information furnished by Seller, (b) a breach of any representation, warranty or obligation made by Principal Residential or any indemnitee in reliance upon any such representation, warranty or obligation, failure to disclose, or inaccuracy in information furnished by Seller, (c) the purchase of a Loan hereunder that does not meet the requirements of this Agreement, (d) any breach by Seller of this Agreement, (e) any material defect existing as of the Funding Date (including defects subsequently discovered) in any Loan relating to the origination of such Loan which causes imposition of any liability, cost or expense to Principal Residential due to any act or omission of Seller or (f) any other action taken by Seller in connection with the Loan or communication by Seller with the borrower thereunder (unless such action or communication was consented to in writing by Principal Residential) subsequent to the purchase of such Loan by Principal Residential.

27. TERM. This Agreement shall continue in effect until terminated as herein provided.

28.    TERMINATION. This Agreement may be terminated as provided below.

              a. This Agreement may be terminated by Principal Residential for any of the following reasons:

                     (i) If Seller shall become insolvent or make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial part of its assets or if insolvency, reorganization or liquidation or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Seller;

                     (ii) If a representation or warranty made by Seller shall be inaccurate in any material respect;

                     (iii) In the event Seller is merged with or substantially all of its assets are acquired by another entity; or

                                                                   Exhibit 10.93


                     (iv) Upon the breach by Seller of any material provision of this Agreement.

                     Termination of this Agreement pursuant to this paragraph 28.a shall be effective immediately upon notice of termination being given by Principal Residential.

              b. This Agreement may be terminated by Seller for any of the following reasons:

                     (i) If Principal Residential shall become insolvent or make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial part of its assets or if insolvency, reorganization or liquidation or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Principal Residential;

                     (ii) If a representation or warranty made by Principal Residential shall be inaccurate in any material respect;

                     (iii) Upon the breach by Principal Residential of any material provision of this Agreement.

                     Termination of this Agreement pursuant to this paragraph 28.b shall be effective immediately upon notice of termination given by Seller.

              c. In any event, and without cause, termination of this Agreement shall occur on written notice given by either party to the other party thirty days prior to the termination date specified by the notice.

              Upon a termination of this Agreement pursuant to either paragraph 28.a. or 28.b., the parties shall have no further obligations to sell or purchase Loans pursuant to this Agreement including, but not limited to, Loans which are the subject of Commitments entered into prior to such notice of termination. Upon the termination of this Agreement pursuant to paragraph 28.c,, the parties shall have no further obligations to sell or purchase additional Loans pursuant to the Agreement, provided, however, that unless prohibited by applicable state or federal law or regulations, the parties shall complete any sale/purchase transaction for which a Commitment has been made prior to the time of termination (provided further, however, that notwithstanding anything herein to the contrary, Principal Residential shall not be required to complete a Loan purchase transaction if the Seller has failed to timely deliver the applicable Schedule 1, 11 and III Loan documents within the time frames required under this Agreement). The representations and warranties of Seller, the repurchase obligations and indemnification and hold harmless obligations of Seller, and all other unfulfilled obligations of Seller as to any Loan sold

                                                                   Exhibit 10.93


              under this Agreement, shall apply with respect to each Loan, whether or not the Loan is hereafter sold by Principal Residential, and shall survive any termination of this Agreement, any purchase or transfer of any interest in any or all Loans, the liquidation of such Loans, the termination of Principal Residential's servicing rights with respect to such Loans, and the termination or expiration of any agreement between Principal Residential and a third party investor.

29. FINANCIALS; LICENSES. Seller shall annually furnish to Principal Residential, within 90 days after the end of Seller's fiscal year, audited financial statements including, but not limited to, a balance sheet and statement of profit and loss. Such financial statements shall be prepared by an independent certified public accountant in accordance with generally accepted accounting principles consistently applied. In addition, within 90 days after the end of Seller's fiscal year, Seller shall annually furnish to Principal Residential copies of all current and/or renewed licenses, certificates and permits necessary to permit Seller to carry on its business as it is now being conducted and as it may then be conducted.

30. AUDITS. The Seller shall permit Principal Residential to perform a quality control review on any Loan Principal Residential has committed to purchase. In addition, at Principal Residential's option, Seller shall permit Principal Residential to examine said Loan files during normal business hours at Seller's principal place of business or such other location where the files are normally 'Maintained, regardless if the Loan is in the application, processing or closing phase.

31.    MISCELLANEOUS.

              a. The captions assigned to provisions of this Agreement are for convenience only and shall be disregarded in construing this Agreement.

              b. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect and this Agreement shall be construed as if any such invalid or unenforceable provision had never been contained herein.

              c. Any forbearance by a party to this Agreement in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy.

              d. No party shall be deemed the drafter of this Agreement, and no provision of this Agreement shall be construed against any party to this Agreement on the grounds that such party is the drafter.

                                                                   Exhibit 10.93


              e. Seller shall not assign its rights or delegate its obligations under this Agreement without the prior written consent of Principal Residential.

              f. This Agreement is not intended to and shall not create a partnership or joint venture between the parties, and no party to this Agreement shall have the power or authority to bind the other party except as explicitly provided in this Agreement.

              g. The parties hereto understand that telephone conversations involving transactions based on this Agreement may be recorded.

              h. Any notice required or desired to be given hereunder shall be in writing and deemed given Men personally delivered or deposited in the United States mail, postage prepaid, sent certified or registered, or sent by courier service such as Federal Express or Airborne, addressed as follows:

       If to Principal Residential to:   Principal Residential Mortgages, Inc
                                         711 High Street
                                         Des Moines, Iowa 50392-0950
                                         Attn:  Correspondent Lending Department

       If to Seller to:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         Attn:
                                              ----------------------------------

              or to such other address or person as hereafter designated in writing by the applicable party in the manner provided in this paragraph for the giving of notices.

              i. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Iowa (without giving effect to principles of conflicts of laws) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              j. This Agreement (including, but not limited to, the Principal Sellers' Guide) and all exhibits and schedules hereto, constitute the entire Agreement between the parties hereto pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof. All exhibits and schedules are incorporated into the Agreement as if set forth in their entirety and constitute a part hereof.

                                                                   Exhibit 10.93


              k. No amendment, change, or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by the parties or by their duly authorized agents provided, however, that Principal Residential expressly reserves the right to amend or otherwise change the Principal Sellers' Guide (at any time and from time to time) as in its sole discretion it deems necessary or advisable, and that any such amendments or changes shall not require the written consent or concurrence of Seller and will be in full force and effect immediately upon issuance thereof by Principal Residential. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provisions shall remain in full force and effect.

              l. Seller shall, without further consideration, from time to time following the sale of a Loan to Principal Residential deliver to Principal Residential all correspondence, checks (properly endorsed), payments and other information or documents received by Seller with respect to any such Loan, and at Principal Residential's request shall from time to time after the sale of a Loan, without further consideration, execute and deliver such documents, certificates and instruments of sale, conveyance and assignment and take such other action as Principal Residential may reasonably request to perfect and/or defend Principal Residential's title and interest in such Loan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  PRINCIPAL RESIDENTIAL MORTGAGE, INC.


(SEAL)                            By:   /s/ PHILIP C. KUHN
                                        ----------------------------------------
                                        Philip C. Kuhn - VP & Sec, Corrl Lending

(SEAL)                            E-LOAN, INC.
If no corporate seal,             By:   /s/ STEVEN M. MAJERUS
                                        ----------------------------------------
please so specify)                      Steven M. Majerus

1-93; rev. 1-94;
rev. 5-94; rev. 6-94;
rev. 10-94